Exhibit 10.18.1

EXECUTION VERSION

Amended and Restated RESTRUCTURING SUPPORT AGREEMENT

This Amended and Restated Restructuring Support Agreement, dated as of April 8, 2016 (this “Agreement”), is among:

(i) Venoco, Inc. (“Venoco”), Denver Parent Corporation (“HoldCo”), Ellwood Pipeline, Inc., TexCal Energy (LP) LLC, Whittier Pipeline Corporation, TexCal Energy (GP) LLC and TexCal Energy South Texas, L.P. (each, a “Debtor” and, collectively, the “Debtors”);

(ii) each of the beneficial holders identified on the signature pages hereto or that becomes a party to this Agreement by executing and delivering a Joinder (as defined below) (in such capacity, the “Consenting First Lien Noteholders”) of outstanding notes issued pursuant to the Indenture, dated as of April 2, 2015 (the “First Lien Notes Indenture”), for the issuance of 12.00% Senior Secured Notes due 2019 among Venoco, as issuer, the other Guarantors party thereto, and U.S. Bank National Association (“U.S. Bank”), as indenture trustee (the “First Lien Notes”);

(iii) each of the beneficial holders identified on the signature pages hereto or that becomes a party to this Agreement by executing and delivering a Joinder (in such capacity, the “Consenting Second Lien Noteholders” and, together with the Consenting First Lien Noteholders, the “Consenting Secured Noteholders”) of outstanding notes issued pursuant to the Indenture, dated as of April 2, 2015 (the “Second Lien Notes Indenture”), for the issuance of 8.875% Senior Secured Notes due 2019 among Venoco, as issuer, the other Guarantors party thereto, and U.S. Bank, as indenture trustee (the “Second Lien Notes”); and

(iv) each of the beneficial holders identified on the signature pages hereto or that becomes a party to this Agreement by executing and delivering a Joinder (in such capacity, the “Consenting Unsecured Noteholders” and, together with the Consenting Secured Noteholders, the “Restructuring Support Parties”) of outstanding notes issued pursuant to the Indenture, dated as of February 5, 2011 (the “Unsecured Notes Indenture”), for the issuance of 8.875% Senior Notes due 2019 among Venoco, as issuer, the other Guarantors party thereto, and Wilmington Savings Fund Society, FSB (“Wilmington”), as successor indenture trustee (the “Unsecured Notes” and, together with the First Lien Notes and the Second Lien Notes, the “Notes”). This Agreement collectively refers to the Debtors and the Restructuring Support Parties as the “Parties” and each individually as a “Party”.

RECITALS

A. The Parties have agreed to implement a chapter 11 restructuring transaction for the Debtors pursuant to the chapter 11 plan attached hereto as Exhibit A (as it may be amended or modified in accordance with Section 26 hereof, the “Plan”), the divestment letter agreement attached hereto as Exhibit B (as it may be amended or modified in accordance with Section 26 hereof, the “Management Divestment Letter Agreement”) and the divestment letter agreement attached hereto as Exhibit C (as it may be amended or modified in accordance with Section 26 hereof, the “Unsecured Notes Divestment Letter Agreement” and, together with the Management Divestment Letter Agreement, the “Divestment Letter Agreements”), and subject to the terms and conditions set forth in this Agreement, the Plan and the Divestment Letter Agreements (such restructuring transaction, the “Restructuring Transaction”).

B. The Plan and the Divestment Letter Agreements, which are expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein, are the product of arm’s-length, good faith negotiations among the Parties and their respective professionals. In the event of any inconsistency between the terms of this Agreement, the Divestment Letter Agreements and the Plan, the Plan shall control and govern.

C. The Debtors have commenced voluntary reorganization cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101—1532 (as amended, the “Bankruptcy Code”) (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to effectuate the Restructuring Transaction, which will be implemented pursuant the Definitive Documentation (as defined below).

THEREFORE, each of the Parties hereby agrees as follows:

AGREEMENT

1. Amended and Restated RSA Effective Date; Time of the Essence. This Agreement shall become effective, and the obligations contained herein shall become binding upon the Parties, upon the first date (such date, the “Amended and Restated RSA Effective Date”) that this Agreement has been executed by all of the following: (a) each Debtor; (b) Consenting First Lien Noteholders holding, in aggregate, at least two-thirds (66.67%) in principal amount outstanding of the First Lien Notes; (c) Consenting Second Lien Noteholders holding, in aggregate, at least two-thirds (66.67%) in principal amount outstanding of the Second Lien Notes; and (d) Consenting Unsecured Noteholders holding, in aggregate, at least two-thirds (66.67%) in principal amount outstanding of the Unsecured Notes. Notwithstanding any proposed deadlines in relation to the Restructuring Transaction, the Parties (i) acknowledge and agree that time is of the essence and (ii) intend to complete the Restructuring Transaction as expeditiously as possible.

2. Definitive Documentation. The definitive documents and agreements (the “Definitive Documentation”) governing the Restructuring Transaction shall include every order entered by the Bankruptcy Court, and every pleading, motion, proposed order, or document filed by the Debtors, for so long as this Agreement has not been terminated in accordance with the terms hereof, related to the Restructuring Transaction including, without limitation:

(a)	the motion authorizing the assumption of or the Debtors’ entry into this Agreement (the “RSA Approval Motion”);
(b)	the order of the Bankruptcy Court approving the RSA Approval Motion (the “RSA Approval Order”);
(c)	any “first day” motions (the “First Day Motions”) and any orders granting relief requested therein;

(d)

the order approving the DIP Motion (as defined below) on an interim basis, as entered by the Bankruptcy Court on March 21, 2016 and attached hereto as Exhibit D (as the same maybe amended, supplemented or otherwise modified from time to time, the “Interim DIP Order”), and on a final basis (the “Final DIP Order” and, together with the Interim DIP Order, the “DIP Orders”) approving the DIP Loan Documentation (as defined in the Plan) and/or regarding the use of cash collateral;

(e)	the Plan (including all exhibits, schedules, supplements, appendices, annexes and attachments thereto) and the confirmation order with respect to the Plan (the “Confirmation Order”);
(f)

the disclosure statement for the Plan prepared and distributed in accordance with, among other things, sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Rule 3018 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and other applicable law, and all exhibits, schedules, supplements, modifications and amendments thereto (the “Disclosure Statement”);

(g)

the order of the Bankruptcy Court approving the Disclosure Statement and the solicitation of votes in connection with the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code (the “Disclosure Statement Order”);

(h)	the solicitation materials with respect to the Plan (collectively, the “Solicitation Materials”);
(i)	any documents or agreements in connection with any exit facility (if any);
(j)

any documents or agreements in connection with the governance of HoldCo following the conclusion of the Chapter 11 Cases (“Reorganized HoldCo”), including any shareholders’ agreements and certificates of incorporation;

(k)	the Divestment Letter Agreements and any other documents or agreements related to the LLA Override (as defined in the Plan);
(l)	any documents related to the Unsecured LLA Override Shares (as defined in the Plan) granted for the benefit of holders of Unsecured Note Claims under the Plan;
(m)	any documents or agreements related to the Management Incentive Plan (as defined in the Plan).
(n)	any documents or agreements related to the New Warrants (as defined in the Plan);

(o)	any documents or agreements related to the New Common Stock (as defined in the Plan); and
(p)	any documents or agreements related to the Employment Agreement (as defined in the Plan) and the ongoing employment of Timothy M. Marquez by Reorganized HoldCo.

Certain of the Definitive Documentation identified in this Section 2 remain subject to negotiation and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement. Without limitation of the generality of the foregoing, the Parties acknowledge that they will work together in good faith to structure the Noteholder Holdco (as defined in the Plan) and the Unsecured LLA Override Shares to ensure that it provides Consenting Unsecured Noteholders with Acceptable Consenting Unsecured Noteholder Treatment (as defined below). Any document that is included within the definition of “Definitive Documentation,” including any amendment, supplement, or modification thereof, shall be in form and substance acceptable to the Debtors and the Requisite Majority Consenting Secured Noteholders (as defined below) and, only as specifically set forth herein, the Requisite Majority Consenting Unsecured Noteholders (as defined below); provided that the economic and adequate protection provisions of the DIP Orders shall be in form and substance acceptable to the Debtors and the Consenting Secured Noteholders identified on the signature pages hereto as of the date hereof (the “Initial Consenting Secured Noteholders”) for so long as such Initial Consenting Secured Noteholders hold at least 85% of the First Lien Notes and at least 85% of the Second Lien Notes. Venoco acknowledges and agrees that it will provide advance draft copies of all Definitive Documentation, as soon as reasonably practicable prior to filing, to counsel to the Restructuring Support Parties identified in Section 24 hereof.

3. Requisite Consent. Unless expressly provided otherwise, with respect to all terms and provisions of this Agreement and/or the Definitive Documentation, such terms and provisions, including any amendment, supplement, or modification thereof, shall be in form and substance acceptable to:

(a)

the Consenting First Lien Noteholders holding a majority of the First Lien Notes held in the aggregate by the Consenting First Lien Noteholders as of the Amended and Restated RSA Effective Date (the “Requisite Majority Consenting First Lien Noteholders”);

(b)

the Consenting Second Lien Noteholders holding a majority of the Second Lien Notes held in the aggregate by the Consenting Second Lien Noteholders as of the Amended and Restated RSA Effective Date (the “Requisite Majority Consenting Second Lien Noteholders” and, together with the Requisite Majority Consenting First Lien Noteholders, the “Requisite Majority Consenting Secured Noteholders”); and

(c)

only to the extent expressly required hereunder, the Consenting Unsecured Noteholders holding a majority of the Unsecured Notes held in the aggregate by the Consenting Unsecured Noteholders as of the Amended

and Restated RSA Effective Date (the “Requisite Majority Consenting Unsecured Noteholders”).

4. Milestones. The following milestones (the “Milestones”) shall apply to this Agreement:
(a)	no later than 45 days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order (as defined in the Plan);
(b)	no later than 60 days after the Petition Date, the Bankruptcy Court shall have entered the RSA Approval Order;
(c)	no later than 90 days after the Petition Date, the Bankruptcy Court shall have entered the Disclosure Statement Order;
(d)	no later than 150 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order (the date of entry of the Confirmation Order, the “Confirmation Date”); and
(e)	no later than 21 days following the Confirmation Date, the Effective Date (as defined in the Plan) shall have occurred.

The Debtors may extend or obtain a waiver of a Milestone with the express prior written consent of the Requisite Majority Consenting Secured Noteholders. For the avoidance of doubt, the Requisite Majority Consenting Unsecured Noteholders agree that their consent shall not be required to extend or waive any Milestone and that the extension or waiver of any Milestone shall not constitute grounds for a Consenting Unsecured Noteholder Termination Event (as defined below). For the further avoidance of doubt and without limitation of the rights otherwise granted to Consenting Unsecured Noteholders under Sections 7 and 8 hereof, the foregoing shall not affect the rights of Requisite Majority Consenting Unsecured Noteholders to declare that a Consenting Unsecured Termination Event has occurred under Section 8(h) hereof due to the failure of the Confirmation Order to be entered within 180 days after the Petition Date or the Effective Date to occur within 21 days following the Confirmation Date (regardless of whether the Requisite Majority Consenting Secured Noteholders have consented to a waiver or extension of the milestones in paragraph (d) or (e) of this Section 4.)

5.	Agreements of the Restructuring Support Parties.
(a)

Consenting Secured Noteholder Support of Restructuring Transaction. Each Consenting Secured Noteholder (severally and not jointly), as the legal owner, beneficial owner, and/or investment advisor or manager of or with power and/or authority to bind any claims held by it, from the Amended and Restated RSA Effective Date and for so long as this Agreement has not been terminated in accordance with the terms hereof by or as to a Consenting Secured Noteholder, unless otherwise consented to in writing by the Debtors, the Requisite Majority Consenting Secured Noteholders and the Requisite Majority Consenting Unsecured Noteholders, shall:

(i)

(A) vote all of its claims against the Debtors now or hereafter owned by such Consenting Secured Noteholder (or for which such Consenting Secured Noteholder now or hereafter has voting control over) to accept the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and the Solicitation Materials, upon receipt of the Disclosure Statement and Solicitation Materials approved by the Bankruptcy Court; (B) timely return a duly-executed ballot in connection therewith; and (C) not “opt out” of any releases under the Plan;

(ii)

not withdraw, amend, or revoke (or cause to be withdrawn, amended, or revoked) its tender, consent, or vote with respect to the Plan; provided,  however, that such vote may be revoked (and, upon such revocation, deemed void ab initio) by such Consenting Secured Noteholder at any time if this Agreement is terminated with respect to such Consenting Secured Noteholder (it being understood by the Parties that any modification of the Plan that results in a termination of this Agreement pursuant to Section 7 hereof shall entitle such Consenting Secured Noteholder an opportunity to change its vote in accordance with section 1127(d) of the Bankruptcy Code, and the Solicitation Materials with respect to the Plan shall be consistent with this proviso);

(iii)

not object to, delay, impede, or take any other action to interfere with the Restructuring Transaction, or propose, file, support, or vote for any restructuring, workout, or chapter 11 plan for the Debtors other than the Restructuring Transaction and the Plan; and

(iv)	not take any other action that is materially inconsistent with its obligations under this Agreement.
(b)

Consenting Unsecured Noteholder Support of Restructuring Transaction. Each Consenting Unsecured Noteholder (severally and not jointly), as the legal owner, beneficial owner, and/or investment advisor or manager of or with power and/or authority to bind any claims held by it, from the Amended and Restated RSA Effective Date and for so long as this Agreement has not been terminated in accordance with the terms hereof as to a Consenting Unsecured Noteholder, unless otherwise consented to in writing by the Debtors, the Requisite Majority Consenting Secured Noteholders and the Requisite Majority Consenting Unsecured Noteholders, shall:

(i)

(A) vote all of its claims against the Debtors now or hereafter owned by such Consenting Unsecured Noteholder (or for which such Consenting Unsecured Noteholder now or hereafter has voting control over) to accept the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and the

Solicitation Materials, upon receipt of the Disclosure Statement and Solicitation Materials approved by the Bankruptcy Court; (B) timely return a duly-executed ballot in connection therewith; and (C) not “opt out” of any releases under the Plan;

(ii)

not withdraw, amend, or revoke (or cause to be withdrawn, amended, or revoked) its tender, consent, or vote with respect to the Plan; provided,  however, that such vote may be revoked (and, upon such revocation, deemed void ab initio) by such Consenting Unsecured Noteholder at any time if this Agreement is terminated with respect to such Consenting Unsecured Noteholder (it being understood by the Parties that any modification of the Plan that results in a termination of this Agreement pursuant to Section 8 hereof shall entitle such Consenting Unsecured Noteholder an opportunity to change its vote in accordance with section 1127(d) of the Bankruptcy Code, and the Solicitation Materials with respect to the Plan shall be consistent with this proviso);

(iii)

(A) support, and take all reasonable actions necessary to facilitate the implementation and consummation of, the Restructuring Transaction (including, without limitation, expressing to the Bankruptcy Court support for the Plan and supporting the Bankruptcy Court’s approval of the Definitive Documentation, the confirmation of the Plan and the consummation of the Restructuring Transaction pursuant to the Plan and the other Definitive Documentation) and (B) not take any action that is inconsistent with its obligations under this Agreement or the implementation or consummation of the Plan or the Restructuring Transaction, including but not limited to proposing, filing, supporting, or voting for any restructuring, workout, or chapter 11 plan for the Debtors other than the Restructuring Transaction and the Plan;

(iv)

not seek standing to commence any avoidance action or other legal proceeding that challenges the validity, enforceability or priority of the First Lien Notes Indenture, the Second Lien Notes Indenture, the First Lien Notes, the Second Lien Notes, any lien or security interest granted in respect thereof or any claims or interests arising thereunder or any other derivative cause of action;

(v)

timely file a formal objection to any motion filed with the Bankruptcy Court by any official committee, individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization, group, governmental or regulatory authority, or any other legal entity or association (each, a “Person”) seeking standing to commence any avoidance action or other legal proceeding described in clause (iv) of this Section 5(b);

(vi)

not advocate for or support the formation of an official committee of unsecured creditors in the Chapter 11 Cases (a “Creditors’ Committee”) or serve on any committee that may be appointed without consulting with the Consenting Secured Noteholders;

(vii)

continue to retain Brown Rudnick LLP (“Brown Rudnick”) (to the extent such Consenting Unsecured Noteholder has retained Brown Rudnick in such capacity) and not consent to Brown Rudnick’s representation of any other party in interest in the Chapter 11 Cases, provided that Brown Rudnick may represent Wilmington, as successor indenture trustee under the Unsecured Notes Indenture (the “Unsecured Notes Trustee”), or any successor thereto and may represent additional Consenting Unsecured Noteholders;

(viii)

not direct the Unsecured Notes Trustee to take any action that is inconsistent with the Consenting Unsecured Noteholders’ obligations under this Agreement or the implementation or consummation of the Plan or the Restructuring Transaction, and, to the extent the Unsecured Notes Trustee takes any such action, direct the Unsecured Notes Trustee to cease such action (it being understood that pursuant to the Unsecured Notes Indenture, the Unsecured Notes Trustee is not obligated to follow the direction of the Consenting Unsecured Noteholders in all circumstances); and

(ix)	recommend to any other holders of Unsecured Notes who may inquire of it that they execute Joinders and become parties to this Agreement.
(c)

Rights of Restructuring Support Parties Unaffected. Nothing contained herein shall limit (i) the rights of the Consenting Secured Noteholders to take or not take, or direct U.S. Bank under the First Lien Notes Indenture or the Second Lien Notes Indenture, as applicable, to take or not take, any action relating to the maintenance, protection or preservation of their security interests in and liens on collateral under the First Lien Notes Indenture and related security documents or the Second Lien Notes Indenture and related security documents, as applicable; (ii) the rights of a Restructuring Support Party under any applicable bankruptcy, insolvency, foreclosure or similar proceeding, including, without limitation, appearing as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as the exercise of any such right is not inconsistent with such Restructuring Support Party’s obligations hereunder; (iii) the ability of a Restructuring Support Party to purchase, sell or enter into any transactions in connection with the Notes, subject to the terms hereof; (iv) any right of any Restructuring Support Party under (x) the First Lien Notes Indenture, the Second Lien Notes Indenture or the Unsecured Notes Indenture, or constitute a waiver or amendment of any provision of the First Lien Notes Indenture, the Second Lien Notes Indenture or the Unsecured Notes Indenture, as applicable, and (y) any other applicable agreement, instrument or document that gives rise to a Restructuring Support Party’s claims or interests, or constitute a waiver or amendment of any provision of any such agreement, instrument or document; (v) the ability of a Restructuring Support Party to consult with other Restructuring Support Parties or the Debtors or other parties in interest; or (vi) the ability of a Restructuring Support Party to enforce any right, remedy, condition, consent or approval requirement under this Agreement or any of the Definitive Documentation.

(d)

Transfers of Notes. Each Restructuring Support Party shall not, from the Amended and Restated RSA Effective Date and for so long as this Agreement has not been terminated in accordance with the terms hereof, (i) sell, transfer, assign, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest in respect of any Notes, in whole or in part, or (ii) deposit any such Notes into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such claims or interests (the actions described in clauses (i) and (ii) are collectively referred to herein as a “Transfer” and the Restructuring Support Party making such Transfer is referred to herein as the “Transferor”), unless such Transfer is to another Restructuring Support Party or any other entity that first agrees in writing to be bound by the terms of this Agreement (the “Transferee”) by executing and delivering to Venoco and its counsel a Joinder substantially in the form attached hereto as Exhibit E (the “Joinder”). Upon consummation of a Transfer in accordance herewith, a transferee is deemed to make all of the representations, warranties, and covenants of a Restructuring Support Party, as applicable, set forth in this Agreement. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of this Agreement that occurs prior to such Transfer) under this Agreement to the extent of such transferred rights and obligations. Any Transfer made in violation of this Section 5(d) shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Debtors and/or any Restructuring Support Party, and shall not create any obligation or liability of any Debtor or any other Restructuring Support Party to the purported transferee. Notwithstanding the foregoing, the restrictions on Transfer set forth in this Section 5(d) shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

(e)

Qualified Market Maker. Notwithstanding anything herein to the contrary, any Restructuring Support Party may Transfer any of its claims and interests to an entity that is acting in its capacity as a Qualified Marketmaker (as defined below) without the requirement that the Qualified Marketmaker be or become a Restructuring Support Party; provided,  however, that the Qualified Marketmaker subsequently Transfers all right, title and interest in such claims and interests to a Transferee that is or becomes a Restructuring Support Party as provided above, and the Transfer documentation between the transferring Restructuring Support Party and such Qualified Marketmaker shall contain a requirement that provides as such (the transferring Restructuring Support Party shall use commercially reasonable efforts to allow the Debtors to be an explicit third party beneficiary of such requirement). Notwithstanding the foregoing, if, at the time of the proposed Transfer of such claims and interests to the Qualified Marketmaker, such claims and interests (x) may be voted on the Plan, the proposed transferor Restructuring Support Party must first vote such claims and interests in accordance with the requirements of Sections 5(a) or (b), as applicable, or (y) have not yet been and may not yet be voted on the Plan and such Qualified Marketmaker does not Transfer such claims and interests to a subsequent Transferee prior to the fifth (5th) business day prior to the expiration of the voting deadline (such date, the “Qualified Marketmaker Joinder Date”), such Qualified Marketmaker shall be required to (and the Transfer documentation to the Qualified Marketmaker shall have provided that it shall), on the first business day immediately following the Qualified Marketmaker Joinder Date, become a Restructuring Support Party with respect to such claims and interests in accordance with the terms hereof (provided that the Qualified Marketmaker shall automatically, and without further notice or action, no longer be a Restructuring Support Party with respect to such claims and interests at such time that the Transferee of such claims and interests becomes a Restructuring Support Party with respect to such claims and interests). For these purposes, “Qualified Marketmaker” means an entity that (X) holds itself out to the market as standing ready in the ordinary course of business to purchase from and sell to customers claims and interests, or enter with customers into long and/or short positions in claims and interests, in its capacity as a dealer or market maker in such claims and interests; and (Y) is in fact regularly in the business of making a market in claims, interests and/or securities of issuers or borrowers.

6. Commitment of the Debtors. Each Debtor, jointly and severally, agrees, from the Amended and Restated RSA Effective Date and for so long as this Agreement has not been terminated in accordance with the terms hereof, unless otherwise consented to in writing by the Requisite Majority Consenting Secured Noteholders and the Requisite Majority Consenting Unsecured Noteholders (only as specifically set forth in Section 27 herein), that the Debtors shall:

(a)

(i) do all things necessary and proper to seek approval of the Plan and to complete the Restructuring Transaction, (ii) prosecute and defend any appeals relating to the Confirmation Order, (iii) negotiate in good faith all Definitive Documentation and take any and all necessary and appropriate actions in furtherance of this Agreement, and (iv) comply with each Milestone set forth in this Agreement;

(b)	not seek to amend or modify, or file a pleading seeking authority to amend or modify, the Definitive Documentation in a manner that is inconsistent with this Agreement;
(c)	not file or seek authority to file any pleading inconsistent with the Restructuring Transaction or the terms of this Agreement;
(d)

timely file a formal objection to any motion filed with the Bankruptcy Court by any Person seeking the entry of an order (1) directing the appointment of an examiner with expanded powers or a trustee, (2) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (3) dismissing the Chapter 11 Cases or (4) for relief that (x) is inconsistent with this Agreement in any material respect or (y) would, or would reasonably be expected to, frustrate the purposes of this Agreement, including by preventing the consummation of the Restructuring Transaction;

(e)

timely file a formal objection to any motion filed with the Bankruptcy Court by any Person seeking the entry of an order modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization;

(f)

not commence an avoidance action or other legal proceeding (or consent to any other Person obtaining standing to commence any such avoidance action or other legal proceeding) that challenges the validity, enforceability or priority of the First Lien Notes Indenture, the Second Lien Notes Indenture, the First Lien Notes, the Second Lien Notes, any lien or security interest granted in respect thereof or any claims or interests arising thereunder;

(g)

timely file a formal written response in opposition to any objection filed with the Bankruptcy Court by any Person with respect to the DIP Loan Documents (or motion filed by such Person that seeks to interfere with the DIP Loan Documents) or the use of cash collateral or with respect to any of the adequate protection granted to the Restructuring Support Parties pursuant to the DIP Orders or otherwise;

(h)

conduct their business only in the ordinary course in a manner that is consistent with past practices, and use commercially reasonable efforts to preserve intact their business organization and (subject to such modifications and changes as may be made by the Debtor in its reasonable and prudent business judgment that do not have an adverse effect in any material respect on the Debtor) relationships with third parties (including lessors, licensors, suppliers, distributors and customers) and employees;

(i)

provide to the Restructuring Support Parties’ advisors, and direct their employees, officers, advisors and other representatives to provide the Restructuring Support Parties’ advisors, (1) reasonable access (without any material disruption to the conduct of the Debtors’ businesses) during normal business hours to the Debtors’ books, records and facilities, (2) reasonable access to the management and advisors of the Debtors for the purposes of evaluating the Debtors’ assets, liabilities, operations, businesses, finances, strategies, prospects and affairs, (3) timely and reasonable responses to all reasonable diligence requests, and (4) information with respect to all material executory contracts and unexpired leases of the Debtors;

(j)	pay the reasonable and documented fees and expenses of the DIP Lenders and the Consenting Secured Noteholders in the manner, and to the extent, provided for in the DIP Orders;
(k)

pay the reasonable and documented prepetition and postpetition fees and expenses of Brown Rudnick, as counsel to certain of the Consenting Unsecured Noteholders, up to an aggregate amount of $500,000 upon the effective date of the Plan so long as this Agreement has not been terminated with respect to the Consenting Unsecured Noteholders as of the effective date of the Plan; provided that if Brown Rudnick represents any Person that is not, or does not promptly become, a Party to this Agreement (other than the Unsecured Notes Trustee) at any time following the Amended and Restated RSA Effective Date, the Debtors shall have no obligation to pay any such fees and expenses; provided,  however, that for avoidance of doubt, the Restructuring Support Parties acknowledge that prior to the date of execution of this Restructuring Support Agreement, Brown Rudnick represented, but shall not continue to represent, one or more Unsecured Noteholders (in addition to the party signing below and becoming a Consenting Unsecured Noteholder) who had not become Consenting Unsecured Noteholders as of the date of execution of this Agreement and agree that such representation shall not constitute a reason for denying payment of Brown Rudnick’s fees and expenses up to the $500,000 cap;

(l)

comply in all material respects with the covenants and other obligations of the Debtors contained in the DIP Loan Documents (subject to any amendments and/or waivers to such covenants and other obligations that may be provided by the requisite DIP Lenders (as defined in the Plan)) and with the obligations of the Debtors contained in the DIP Orders, including, without limitation, the obligation to make adequate protection payments to the Prepetition Secured Parties (as defined in the DIP Orders);

(m)

promptly notify the Restructuring Support Parties of any governmental or third party complaints, litigations, investigations or hearings (or communications indicating that the same may be contemplated or threatened); and

(n)

use commercially reasonable efforts to obtain any and all required governmental, regulatory and/or third party approvals necessary or required for the implementation or consummation of the Restructuring Transaction or the approval by the Bankruptcy Court of the Definitive Documentation.

7. Consenting Secured Noteholder Termination Events. The Consenting Secured Noteholders shall have the right, but not the obligation, upon five (5) business days advance written notice to the other Parties, to terminate the obligations of the affected Consenting Secured Noteholders under this Agreement upon the occurrence of any of the following events unless (i) to the extent curable, such event has been cured by the applicable Debtor(s) during such five business day notice period, or (ii) such event is waived, in writing, by the Requisite Majority Consenting Secured Noteholders on a prospective or retroactive basis (each, a “Consenting Secured Noteholder Termination Event”):

(a)	the failure to meet any of the Milestones unless such Milestone is extended or waived by the Requisite Majority Consenting Secured Noteholders in accordance with Section 4 hereof;
(b)	the failure by the Debtors to comply with the DIP Orders, including, without limitation, failure to make adequate protection payments to the Prepetition Secured Parties when due;
(c)	the conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code;
(d)	any Debtor moves for conversion of one or more of the Chapter 11 cases to a case under chapter 7 of the Bankruptcy Code;
(e)	the appointment of a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases;
(f)

any Debtor moves for the appointment of a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases;

(g)	any Debtor amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation in a manner that is inconsistent with this Agreement;

(h)

any Debtor files or announces that it will file or joins in or supports any plan of reorganization other than the Plan, without the prior written consent of the Requisite Majority Consenting Secured Noteholders;

(i)

any Debtor files any motion or application seeking authority to sell all or a material portion of its assets, without the prior written consent of the Requisite Majority Consenting Secured Noteholders;

(j)

the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order that (A) is inconsistent with this Agreement in any material respect or (B) would, or would reasonably be expected to, frustrate the purpose of this Agreement; provided,  however, that the Debtors shall have five (5) business days after issuance of such ruling or order to seek relief that would allow consummation of the Restructuring Transaction in a manner that (i) does not prevent or diminish in any way compliance with the terms of this Agreement and (ii) is acceptable to the Requisite Majority Consenting Secured Noteholders;

(k)

any Debtor files any motion seeking authority to use cash collateral or authority to enter into post-petition financing that is not in the form of the Final DIP Order or any other order of the Bankruptcy Court regarding the use of cash collateral, without the prior written consent of the Requisite Majority Consenting Secured Noteholders;

(l)

a breach by any Debtor of any representation, warranty, or covenant of such Debtor set forth in this Agreement, including, without limitation, the commitments set forth in Section 6 hereof (it being understood and agreed that any actions required to be taken by the Debtors that are included in the Plan but not in this Agreement are to be considered “covenants” of the Debtors, and therefore covenants of this Agreement, notwithstanding the failure of any specific provision in the Plan to be re-copied in this Agreement);

(m)	any Debtor terminates its obligations under and in accordance with this Agreement;
(n)	the Bankruptcy Court enters an order in the Chapter 11 Cases terminating the Debtors’ exclusive right to file a plan or plans of reorganization pursuant to section 1121 of the Bankruptcy Code;
(o)	the Bankruptcy Court denies entry of the RSA Approval Order;
(p)	the failure of any “Definitive Documentation” to comply with Section 2 hereof;
(q)	the occurrence of (1) an “Event of Default” under the DIP Loan Documents (that is not otherwise cured or waived in accordance with the terms thereof) or (2) an acceleration of the obligations or termination of commitments under the DIP Loan Documents;

(r)

the Bankruptcy Court enters an order vacating, amending, terminating, extending or modifying any interim or final order regarding the use of cash collateral without the consent of the Restructuring Support Parties;

(s)

the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets of the Debtors having an aggregate fair market value in excess of $1,000,000;

(t)

the Bankruptcy Court enters an order disallowing, subordinating or recharacterizing claims or interests held by any Restructuring Support Party arising under the First Lien Notes Indenture or the Second Lien Notes Indenture or in respect of the Notes;

(u)	the failure of the Confirmation Order to be entered by the Bankruptcy Court within 180 days after the Petition Date or the Effective Date to occur within 21 days following the Confirmation Date; or
(v)	the occurrence of any other material breach of this Agreement or the Plan not otherwise covered in this Section 7 by any Debtor.

Notwithstanding the occurrence of a Consenting Secured Noteholder Termination Event (other than any Consenting Secured Noteholder Termination Event described in clauses (i) or (ii) of this sentence) or a Debtor Termination Event (as defined below) under Section 9(a) or 9(b) hereof, prior to the earlier of (i) a termination of this Agreement pursuant to Section 7(u) or Section 8(h) hereof and (ii) any termination of this Agreement by the Consenting Secured Noteholders with respect to Consenting Unsecured Noteholders such that the remaining Consenting Unsecured Noteholders do not represent more than 50% in aggregate amount of beneficial holders of Unsecured Notes, which termination results solely from a breach by such Consenting Unsecured Noteholder(s) of any representation, warranty, or covenant of such Consenting Unsecured Noteholder set forth in this Agreement, including, without limitation, the commitments set forth in Section 5(b) hereof (each, an “Initial Secured Noteholder Continuing Obligation Termination Event”), the Initial Consenting Secured Noteholders shall not support any plan of reorganization for any of the Debtors other than a plan of reorganization that provides for treatment of Consenting Unsecured Noteholders on the identical terms set forth in the Plan or on terms more favorable to the Consenting Unsecured Noteholders (except as may be ordered by the Bankruptcy Court in respect of the release and exculpation of the Consenting Unsecured Noteholders or the Unsecured Notes Trustee) and which otherwise does not materially and adversely affect the Consenting Unsecured Noteholders (“Acceptable Consenting Unsecured Noteholder Treatment”).

8. Consenting Unsecured Noteholder Termination Events. The Consenting Unsecured Noteholders shall have the right, but not the obligation, upon five (5) business days advance written notice to the other Parties, to terminate the obligations of the affected

Consenting Unsecured Noteholders under this Agreement upon the occurrence of any of the following events unless (i) to the extent curable, such event has been cured by the applicable Debtor(s) or other Restructuring Support Parties during such five business day notice period, or (ii) such event is waived, in writing, by the Requisite Majority Consenting Unsecured Noteholders on a prospective or retroactive basis (each, a “Consenting Unsecured Noteholder Termination Event”); provided, that upon the occurrence of a Consenting Unsecured Noteholder Termination Event, this Agreement will automatically be amended and restated in the form of the Restructuring Support Agreement, dated as of March 18, 2016, among the Debtors and the Consenting Secured Noteholders (the “Original RSA”) unless otherwise terminated by the Debtors or the Consenting Secured Noteholders; provided, further, that, for the avoidance of doubt, the Consenting Unsecured Noteholders’ termination of the Agreement pursuant to this Section 8 shall have no impact on the continued rights and obligations of the Debtors and the Consenting Secured Noteholders under this Agreement, in the form of the Original RSA which shall continue to be effective:

(a)	the occurrence of any of the events describe in Sections 7(c), (d), (e), (f), (m), (n) or (o);
(b)

any Debtor amends or modifies, or files a pleading seeking authority to amend or modify, or otherwise amends or modifies any of the Definitive Documentation, in a manner that materially and negatively affects the Consenting Unsecured Noteholders;

(c)

the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order that would, or would reasonably be expected to, enjoin or otherwise prevent the consummation of a material portion of the Restructuring Transaction; provided,  however, that the Debtors shall have five (5) business days after issuance of such ruling or order to seek relief that would allow consummation of the Restructuring Transaction in a manner that does not materially and negatively affect the Consenting Unsecured Noteholders;

(d)

a breach by any Debtor or any other Restructuring Support Party of any representation, warranty, or covenant of such Debtor or other Restructuring Support Party set forth in this Agreement, including, without limitation, the commitments set forth in Sections 5(a) and 6 hereof (it being understood and agreed that any actions required to be taken by such Parties that are included in the Plan but not in this Agreement are to be considered “covenants” of such Parties, and therefore covenants of this Agreement, notwithstanding the failure of any specific provision in the Plan to be re-copied in this Agreement) to the extent such breach materially and negatively affects the Consenting Unsecured Noteholders;

(e)	the occurrence of any other material breach of this Agreement or the Plan not otherwise covered in this Section 8 by any Debtor to the extent such breach materially and negatively affects the Consenting Unsecured Noteholders;

(f)	any Debtor files or announces that it will file a motion to sell all or substantially all of its assets without the consent of the Requisite Majority Consenting Unsecured Noteholders;
(g)

any Debtor files or announces that it will file or joins in or supports any plan of reorganization other than the Plan, which plan of reorganization provides for treatment which is materially and adversely worse than that afforded to the holders of Unsecured Notes under the Plan, without the consent of the Requisite Majority Consenting Unsecured Noteholders;

(h)	the failure of the Confirmation Order to be entered by the Bankruptcy Court within 180 days after the Petition Date or the Effective Date to occur within 21 days following the Confirmation Date; or
(i)

the termination by the Consenting Secured Noteholders of their obligations under this Agreement on account of a failure to meet a Milestone or the occurrence of  any other Consenting Secured Noteholder Termination Event which does not also independently constitute a Consenting Unsecured Noteholder Termination Event under Sections 8(a) through (h) above (a “Section 8(i) Termination Event”); provided that, notwithstanding the occurrence of a Section 8(i) Termination Event, the Consenting Unsecured Noteholders and the Initial Consenting Secured Noteholders shall remain bound to each other to work together to propose and support a plan of reorganization that provides for Acceptable Consenting Unsecured Noteholder Treatment (even if either or both of them have terminated their obligations hereunder vis-à-vis the Debtors) unless (A) an Initial Secured Noteholder Continuing Obligation Termination Event shall occur, (B) the Debtors and/or the Initial Consenting Secured Noteholders fail to file a plan of reorganization providing for Acceptable Consenting Secured Noteholder Treatment within thirty (30) days after a Section 8(i) Termination Event (or forty-five (45) days after a Section 8(i) Termination Event while the Debtors retain their exclusive right to file a plan of reorganization), provided the Consenting Unsecured Noteholders give two (2) business days’ prior notice of such failure and their intent to terminate to the Initial Consenting Secured Noteholders, or (C) a Consenting Unsecured Noteholder Termination Event under Sections 8(a) through (g) shall occur.

9. The Debtors’ Termination Events. Each Debtor shall have the right, but not the obligation, upon five (5) business days advance written notice to the Restructuring Support Parties, to terminate its obligations under this Agreement upon the occurrence of any of the following events unless (i) to the extent curable, such event has been cured by the applicable Restructuring Support Party during such five business day notice period, or (ii) such event is waived, in writing, by the Debtors on a prospective or retroactive basis (each a “Debtor

Termination Event,” and together with the Consenting Secured Noteholder Termination Events and the Consenting Unsecured Noteholder Termination Events, the “Termination Events”):

(a)

a breach by a Restructuring Support Party of any representation, warranty, or covenant of such Restructuring Support Party set forth in this Agreement (including the Plan and/or the Divestment Letter Agreements), including, without limitation, the commitments set forth in Sections 5(a) and 5(b) hereof, that could reasonably be expected to have a material adverse impact on the Restructuring Transaction or the consummation of the Restructuring Transaction, but such termination only shall be with respect to such Restructuring Support Party;

(b)

the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring Transaction; provided,  however, that the Debtors have made commercially reasonable, good faith efforts to cure, vacate, or have overruled such ruling or order prior to terminating this Agreement; or

(c)	the Restructuring Support Parties terminate their obligations under and in accordance with Sections 7 or 8 hereof, but such termination only shall be with respect to such Restructuring Support Party.
10.	Mutual Termination; Automatic Termination.
(a)

This Agreement and the obligations of all Parties hereunder may be terminated by mutual written agreement among each of the Debtor,  the Requisite Majority Consenting Secured Noteholders and the Requisite Majority Consenting Unsecured Noteholders.

(b)

Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate automatically (i) upon the occurrence of the Effective Date (as defined in the Plan) or (ii) on the date twelve (12) months after the Petition Date (the “Outside Date”).

11. Effect of Termination. Upon the termination of this Agreement in accordance with Sections 7,  8,  9 or 10 and except as provided therein or in Section 15 herein, this Agreement shall forthwith become void and of no further force or effect and each Party shall, except as otherwise expressly provided in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law, the Indenture and any ancillary documents or agreements thereto; provided,  however, that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or non-performance of its obligations hereunder prior to the date of such termination and (ii) obligations under this Agreement which by their terms expressly survive termination of this Agreement; provided,  further, that, notwithstanding the occurrence of any Termination Event, the Termination Events set forth herein shall remain in full force and effect to the extent necessary to enable a Party to terminate surviving obligations hereunder to other Parties. Notwithstanding anything to the contrary herein, any of the Termination Events may be waived by the appropriate parties in accordance with the procedures established in this Agreement  in which case the Termination Event so waived shall be deemed not to have occurred, this Agreement shall be deemed to continue in full force and effect, and the rights and obligations of the Parties hereto shall be restored, subject to any modification set forth in such waiver. If this Agreement has been terminated in accordance with this Agreement at a time when permission of the Bankruptcy Court shall be required for a Party to change or withdraw (or cause to change or withdraw) its vote to accept the Plan, the Debtors shall not oppose any attempt by such Party to change or withdraw (or cause to change or withdraw) such vote at such time.

12. No Violation of Automatic Stay. The Requisite Majority Consenting Secured Noteholders and the Requisite Majority Consenting Unsecured Noteholders are authorized to take any steps necessary to effectuate the termination of this Agreement, as applicable, including the sending of any applicable notices to the Debtors, notwithstanding section 362 of the Bankruptcy Code or any other applicable law (and the Debtors hereby waive, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice), and no cure period contained in this Agreement shall be extended pursuant to sections 108 or 365 of the Bankruptcy Code or any other applicable law without the prior written consent of the Requisite Majority Consenting Secured Noteholders and the Required Majority Consenting Unsecured Noteholders.

13. Consents and Acknowledgments. Each Party irrevocably acknowledges and agrees that this Agreement is not and shall not be deemed to be a solicitation for consents to the Plan. The acceptance of the Plan by each of the Restructuring Support Parties will not be solicited until such Parties have received the Disclosure Statement and related ballots in accordance with applicable law, and will be subject to sections 1125, 1126, and 1127 of the Bankruptcy Code.

14. Representations and Warranties.
(a)	Each Restructuring Support Party hereby represents and warrants on a several and not joint basis for itself and not any other person or entity that as of the date hereof:
(i)	it has the requisite organizational power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;
(ii)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part;
(iii)	the execution, delivery and performance by it of this Agreement does not violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation, or bylaws, or other organizational documents;

(iv)

it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, or a qualified institutional bondholder with sufficient knowledge and experience to evaluate properly the terms and conditions of this Agreement and to consult with its legal and financial advisors with respect to its investment decision to execute this Agreement, and it has made its own analysis and decision to enter into this Agreement;

(v)

it either (1) is the sole legal owner, beneficial owner, and/or investment advisor or manager of or with power and/or authority to bind the claims and interests identified below its name on its signature page hereof and in the amounts set forth therein, or (2) has all necessary investment or voting discretion with respect to the principal amount of claims and interests identified below its name on its signature page hereof, and has the power and authority to bind the owner(s) of such claims and interests to the terms of this Agreement; and

(vi)

to the best of its knowledge (without requiring any diligence or further investigation), it has no agreement, understanding, or other arrangement (whether oral, written, or otherwise) with any other Restructuring Support Party regarding the transfer or sale of all or a material portion of the Debtors’ consolidated assets to any party whatsoever.

(b)	Each Debtor hereby represents and warrants on a joint and several basis as of the date hereof:
(i)

it has the requisite corporate or other organizational power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii)

the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part, including approval of each of the independent director(s) or manager(s), as applicable, of each Debtor;

(iii)

the execution and delivery by it of this Agreement does not (A) violate its certificates of incorporation, or bylaws, or other organizational documents, or those of any of its affiliates, or (B) result in a breach of, or constitute (with due notice or lapse of time or both) a default (other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Chapter 11 Cases or any Debtor’s undertaking to implement the Restructuring Transaction through the Chapter 11 Cases) under any material contractual obligation to which it or any of its affiliates is a party;

(iv)

the execution and delivery by it of this Agreement does not require any registration or filing with, the consent or approval of, notice to, or any other action with any federal, state, or other governmental authority or regulatory body, other than, for the avoidance of doubt, the actions with governmental authorities or regulatory bodies required in connection with implementation of the Restructuring Transaction;

(v)

subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code and, to the extent applicable, approval by the Bankruptcy Court, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability; and

(vi)

it has sufficient knowledge and experience to evaluate properly the terms and conditions of this Agreement and the Plan, and has been afforded the opportunity to consult with its legal and financial advisors with respect to its decision to execute this Agreement, and it has made its own analysis and decision to enter into this Agreement and otherwise investigated this matter to its full satisfaction.

15. Survival of Agreement. Notwithstanding the termination of this Agreement pursuant to Sections 7,  8,  9 or 10 hereof, the agreements and obligations of the applicable Parties in the last paragraph of Section 7 hereof, the proviso at the end of Section 8(i) hereof, this Section 15 and Sections 11, 12, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28 and 30 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof; provided,  however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

16. Fiduciary Duties. Notwithstanding anything to the contrary herein, (i) nothing in this Agreement shall require the Debtors or any directors or officers of the Debtors to take any action, or to refrain from taking any action, that would breach, or be inconsistent with, its or their fiduciary obligations under applicable law, and (ii) to the extent that such fiduciary obligations require the Debtors or any directors or officers of the Debtors to take any such action, or refrain from taking any such action, they may do so without incurring any liability to any Party under this Agreement; provided,  however, that it is agreed that any such action that results in a termination of this Agreement in accordance with the terms hereof shall be subject to the provisions set forth in Sections 7,  8,  9 and 10 hereof.

Notwithstanding anything to the contrary herein, nothing in this Agreement shall create any additional fiduciary obligations on the part of the Debtors or any directors or officers of the Debtors.

17. Relationship Among Parties. Notwithstanding anything herein to the contrary, the duties and obligations of the Restructuring Support Parties under this Agreement shall be several, not joint. No Party shall have any responsibility by virtue of this Agreement for any trading by any other entity. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement.

18. Specific Performance. It is understood and agreed by the Parties that money damages may be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach of this Agreement, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

19. Governing Law & Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each Party irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, may be brought in the United States District Court for the District of Delaware, and by executing and delivering this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to jurisdiction, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement. By executing and delivering this Agreement each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of the Bankruptcy Court solely for purposes of any action, suit, proceeding, or other contested matter arising out of or relating to this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, proceeding, or other contested matter.

20. Representation by Counsel. Each Party acknowledges that it has been represented by, or provided a reasonable period of time to obtain access to and advice by, counsel with this Agreement and the Restructuring Transaction contemplated herein. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

21. Waiver of Right to Trial by Jury. Each of the Parties waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, between any of the Parties arising out of, connected with, relating to, or incidental to the relationship established between any of them in connection with this Agreement. Instead, any disputes resolved in court shall be resolved in a bench trial without a jury.

22. Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement is intended to bind and inure to the benefit of each of the Parties and each of their respective permitted successors, assigns, heirs, executors, administrators, and representatives.

23. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary of this Agreement.

24. Notices. All notices (including, without limitation, any notice of termination or breach) and other communications from any Party hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, email, or facsimile to the other Parties at the applicable addresses below, or such other addresses as may be furnished hereafter by notice in writing. Any notice of termination or breach shall be delivered to all other Parties.

(a)	If to any Debtor:

Venoco, Inc.

Attn: Brian E. Donovan, General Counsel

370 17th Street, Suite 3900

Denver, Colorado 80202-1370

Facsimile: (303) 626-8315

Email: be.donovan@venocoinc.com

With a copy to:

Bracewell LLP

Attn: Robert G. Burns, Robin J. Miles

1251 Avenue of Americas, 49th Floor

New York, New York 10020-1104

Facsimile: (800) 404-3970

Robert.Burns@bracewelllaw.com

Robin.Miles@bracewelllaw.com

(b)	If to the Consenting First Lien Noteholders:

Davis Polk & Wardwell LLP

Attn: Damian S. Schaible, Darren S. Klein

450 Lexington Avenue

New York, NY 10017

Fax: (212) 701-5580

Email: damian.schaible@davispolk.com

Email: darren.klein@davispolk.com

(c)	If to the Consenting Second Lien Noteholders:

Davis Polk & Wardwell LLP

Attn: Damian S. Schaible, Darren S. Klein

450 Lexington Avenue

New York, NY 10017

Fax: (212) 701-5580

Email: damian.schaible@davispolk.com

Email: darren.klein@davispolk.com

(d)	If to the Consenting Unsecured Noteholders:

Brown Rudnick LLP

Attn: Steven B. Levine

One Financial Center

Boston, MA  02111

Fax: (617) 856-8201

Email: slevine@brownrudnick.com

25. Entire Agreement. This Agreement (including the exhibits hereto) constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior negotiations, agreements, and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.

26. Amendments. Except as expressly permitted hereunder, this Agreement, the Plan and the other Definitive Documentation may not be modified, amended, or supplemented without the prior written consent of the Debtors, the Requisite Majority Consenting Secured Noteholders and the Requisite Majority Consenting Unsecured Noteholders (only as specifically set forth in Section 27 herein); provided that (i) the economic and adequate protection provisions of the DIP Orders may not be modified, amended, or supplemented without the prior written consent of the Initial Consenting Secured Noteholders for so long as such Initial Consenting Secured Noteholders hold at least 85% of the First Lien Notes and at least 85% of the Second Lien Notes and (ii) any modification of, or amendment or supplement to, this Section 26 or the definitions of Consenting First Lien Noteholders, Consenting Second Lien Noteholders, Consenting Unsecured Noteholders, Restructuring Support Parties, Initial Consenting Secured Noteholders, Requisite Majority Consenting First Lien Noteholders, Requisite Majority Consenting Second Lien Noteholders, Requisite Majority Consenting Unsecured Noteholders or Requisite Majority Consenting Secured Noteholders shall require the written consent of all of the Parties.

27. Requisite Majority Consenting Unsecured Noteholder Consent Rights; Events Materially and Negatively Affecting or Materially Adverse to Consenting Unsecured Noteholders
(a)

Notwithstanding anything to the contrary herein, the Requisite Majority Consenting Unsecured Noteholders’ right to consent with respect to any amendments to the Definitive Documentation, if any, shall only be to the extent such amendments (i) are materially inconsistent with this Agreement, the Divestment Letter Agreements, the Unsecured LLA Overide Shares or the terms of the Plan agreed among the Parties as of the date hereof; or (ii) “materially and negatively affect” or are “materially adverse” (within the meaning of such terms under Section 27(b) hereof) to the Consenting Unsecured Noteholders or their claims and interests arising out of the Unsecured Notes.

(b)

Notwithstanding anything herein to the contrary, (i) any breach of this Agreement by the Debtors or any other Restructuring Support Party, (ii) the filing of any motion or pleading with the Bankruptcy Court that is inconsistent with this Agreement or the Definitive Documentation, (iii) any determination by the Bankruptcy Court, and (iv) any waiver, amendment or modification of the Plan or any of the other Definitive Documentation, shall “materially and negatively affect” and/or shall be “materially adverse to” the Consenting Unsecured Noteholders and the Consenting Unsecured Noteholders’ rights for purposes of this Agreement (including, but not limited to, Sections 7 and 8 hereof) if it (I) materially and adversely impacts (a) the value of the New Common Stock (as defined in the Plan), including, with respect to any waiver, amendment or modification of the Plan, if such waiver, amendment or modification provides that holders of allowed claims related to the First Lien Notes or Second Lien Notes will not receive only New Common Stock or New Second Lien Warrants, respectively, in full and final satisfaction, release, settlement and discharge of, and in exchange for, such claims, as provided under the Plan; (b) the minority shareholder protections provided to holders of New Common Stock under the Plan (including without limitation  the New Shareholders Agreement and any other document included in any supplement thereto); or (c) the terms of the Unsecured Notes Divestment Letter Agreement; or (II) reduces to any extent the amount of cash or percentage of New Common Stock to be distributed on account of Unsecured Note Claims under the Plan or Applicable ORRI% (or any component thereof) set forth in Section 1.3(a)(iii) of the Assignment of Overriding Royalty Interest attached as Exhibit A to the Unsecured Notes Divestment Letter Agreement or otherwise would result in Consenting Unsecured Noteholders not receiving Acceptable Consenting Unsecured Noteholder Treatment. As used in this Section 27(b), the determination of whether an action “materially and negatively affects” or is “materially adverse” to the holders of Unsecured Notes or reduces the amount of cash, percentage of New Common Stock or

Applicable ORRI% shall be made by comparison to the Plan as attached to this Agreement on the date of execution hereof (as amended only with the consent of Requisite Majority Consenting Unsecured Noteholders).

28.	Reservation of Rights.
(a)

Except as expressly provided in this Agreement or the Plan, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of any Party to protect and preserve its rights, remedies and interests, including without limitation, its claims against any of the other Parties.

(b)

If the Plan is not consummated in the manner set forth, and on the timeline set forth in this Agreement and the Plan, or if this Agreement is terminated for any reason, nothing shall be construed herein as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses and the Parties expressly reserve any and all of their respective rights, remedies, claims and defenses. This Agreement, the Plan, and any related document shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

(c)

The Parties acknowledge that this Agreement, the Plan, and all negotiations relating hereto are part of a proposed settlement of matters that could otherwise be the subject of litigation. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, the Plan, this Agreement, the Plan, any related documents, and all negotiations relating thereto shall not be admissible into evidence in any proceeding, or used by any party for any reason whatsoever, including in any proceeding, other than a proceeding to enforce its terms.

29. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument, and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

30. Public Disclosure. This Agreement, as well as its terms, its existence, and the existence of the negotiation of its terms are expressly subject to any existing confidentiality agreements executed by and among any of the Parties as of the date hereof; provided,  however, that in connection with the Chapter 11 Cases, the Parties may disclose the existence of, or the terms of, this Agreement or any other material term of the transaction contemplated herein without the express written consent of the other Parties but may not disclose, and shall redact the holdings information of every Party to this Agreement as of the date hereof and at any time hereafter. In addition, each Party to this Agreement shall have the right, at any time, to know the identities and holdings information of every other Party to this Agreement, but must keep such information confidential and may not disclose such information to any person except as may be compelled by a court of competent jurisdiction.

31. Headings. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

32. Interpretation. This Agreement is the product of negotiations among the Parties, and the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement or any portion hereof, shall not be effective in regard to the interpretation hereof.

[Signatures and exhibits follow.]

Debtor Signature Page

VENOCO, INC.

DENVER PARENT CORPORATION

ELLWOOD PIPELINE, INC.

WHITTIER PIPELINE CORPORATION

TEXCAL ENERGY (GP) LLC

By:	/s/Scott M. Pinsonnault

Name: Scott M. Pinsonnault
Title: Chief Financial Officer and Chief Restructuring Officer of Venoco, Inc.

TEXCAL ENERGY (LP) LLC

By: VENOCO, INC., its Manager

By:	/s/Scott M. Pinsonnault

Name: Scott M. Pinsonnault
Title: Chief Financial Officer and Chief Restructuring Officer of Venoco, Inc.

TEXCAL ENERGY SOUTH TEXAS, L.P.

By: TEXCAL ENERGY (GP) LLC, as general partner

By:	/s/Scott M. Pinsonnault

Name: Scott M. Pinsonnault
Title: Chief Financial Officer and Chief Restructuring Officer of Venoco, Inc.

[DEBTOR SIGNATURE PAGE TO AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT]

Restructuring Support Party Signature Page

MAST CREDIT OPPORTUNITIES I MASTER FUND LIMITED

By:	/s/ Adam Kleinman
Name: Adam Kleinman
Title: Authorized Signatory

Holdings: $__________________ of First Lien Notes

Holdings: $__________________of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

[RESTRUCTURING SUPPORT PARTY SIGNATURE PAGE TO AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT]

as
MAST OC I MASTER FUND LP

By: MAST OC I IA LLC, its general partner

	By:	/s/ Adam Kleinman
Name: Adam Kleinman
Title: Authorized Signatory

Holdings: $__________________ of First Lien Notes

Holdings: $__________________ of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

AST
MAST SELECT OPPORTUNITIES MASTER FUND LP

BY: MAST SELECT OPPORTUNITIES GP, LLC, its general partner

	By:	/s/ Adam Kleinman
Name: Adam Kleinman
Title: Authorized Signatory

Holdings: $__________________ of First Lien Notes

Holdings: $__________________ of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

Ap
APOLLO CENTRE STREET PARTNERSHIP, L.P.

By: APOLLO CENTRE STREET ADVISORS (APO DC), L.P., its general partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Holdings: $__________________ of First Lien Notes

Holdings: $__________________ of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

C
APOLLO CREDIT OPPORTUNITY TRADING FUND III

By: APOLLO CREDIT OPPORTUNITY FUND III LP, its general partner

By: APOLLO CREDIT OPPORTUNITY MANAGEMENT III LLC, its general partner

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Holdings: $________________ of First Lien Notes

Holdings: $__________________ of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

ran
APOLLO FRANKLIN PARTNERSHIP, L.P.

By: APOLLO FRANKLIN ADVISORS (APO DC), L.P., its general partner

By: APOLLO FRANKLIN ADVISORS (APO-GP DC), L.P., its general partner

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Holdings: $__________________ of First Lien Notes

Holdings: $__________________ of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

nv
APOLLO INVESTMENT CORPORATION

By: APOLLO INVESTMENT MANAGEMENT L.P., its general partner

By: ACC MANAGEMENT, LLC, its general partner

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Holdings: $__________________ of First Lien Notes

Holdings: $__________________ of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

nv
APOLLO SK STRATEGIC INVESTMENTS, L.P.

By: APOLLO STRATEGIC ADVISORS GP, L.P., its general partner

By: APOLLO SK STRATEGIC ADVISORS, LLC, its general partner

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Holdings: $__________________ of First Lien Notes

Holdings: $__________________ of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

nv
APOLLO SPECIAL OPPORTUNITIES MANAGED ACCOUNT, L.P.

By: APOLLO SVF MANAGEMENT, L.P., its general partner

By: APOLLO SVF MANAGEMENT GP, LLC, its general partner

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Holdings: $__________________ of First Lien Notes

Holdings: $__________________ of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

nv
APOLLO SPN INVESTMENTS I (CREDIT), LLC

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Holdings: $__________________ of First Lien Notes

Holdings: $__________________ of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

nv
APOLLO ZEUS STRATEGIC INVESTMENTS, L.P.

By: APOLLO ZEUS STRATEGIC ADVISORS, L.P., its general partner

By: APOLLO ZEUS STRATEGIC ADVISORS, LLC, its general partner

	By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Holdings: $__________________ of First Lien Notes

Holdings: $__________________ of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

nv
CANDLEWOOD SPECIAL SITUATIONS MASTER FUND, LTD, by it Investment Manager, CANDLEWOOD INVESTMENT GROUP, LP

By: /s/ David Koenig
Name: David Koenig
Title: Managing Partner

Amount of Unsecured Note Holdings: _____________

Amount of Senior PIK Toggle Note
Holdings: _______________

CDW OC 522 MASTER FUND, LTD, by its Investment Manager, CANDLEWOOD INVESTMENT GROUP, LP

	By:	/s/ David Koenig
Name: David Koenig
Title: Managing Partner

Amount of Unsecured Note Holdings: _____________

Amount of Senior PIK Toggle Note
Holdings: _______________

FLAGLER MASTER FUND SPC LTD., for and on behalf of its Class A Segregated Portfolio, by it Investment Manager, CANDLEWOOD INVESTMENT GROUP, LP

By: /s/ David Koenig
Name: David Koenig
Title: Managing Partner

Amount of Unsecured Note Holdings: _____________

Amount of Senior PIK Toggle Note
Holdings: _______________

EXHIBIT A

Plan

EXHIBIT B

Management Divestment Letter Agreement

EXHIBIT C

Unsecured Notes Divestment Letter Agreement

EXHIBIT D

Interim DIP Order

EXHIBIT E

Form of Joinder

This joinder (the “Joinder”) to the Amended and Restated Restructuring Support Agreement, dated as of April 8, 2016 (the “Agreement”), among: (i) Venoco, Inc., Denver Parent Corporation, Ellwood Pipeline, Inc., TexCal Energy (LP) LLC, Whittier Pipeline Corporation, TexCal Energy (GP) LLC and TexCal Energy South Texas, L.P.; (ii) the Consenting First Lien Noteholders; (iii) the Consenting Second Lien Noteholders; and (iv) the Consenting Unsecured Noteholders, is executed and delivered by [________________] (the “Joining Party”) as of [________________]. Each capitalized term used herein but not otherwise defined shall have the meaning ascribed to it in the Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder as Annex 1 (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof). The Joining Party shall hereafter be deemed to be a Party for all purposes under the Agreement and one or more of the entities comprising the Restructuring Support Parties.

2. Representations and Warranties. The Joining Party hereby represents and warrants to each other Party to the Agreement that, as of the date hereof, such Joining Party (a) is the legal or beneficial holder of, and has all necessary authority (including authority to bind any other legal or beneficial holder) with respect to, the First Lien Notes, the Second Lien Notes and/or the Unsecured Notes identified below its name on the signature page hereof, and (b) makes, as of the date hereof, the representations and warranties set forth in Section 14 of the Agreement to each other Party.

3. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

4. Notice. All notices and other communications given or made pursuant to the Agreement shall be sent to:

To the Joining Party at:

Joining Party

Attn:

Address:

Fax:

Email:

[Signatures and annex follow.]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

JOINING PARTY

Holdings: $__________________ of First Lien Notes

Holdings: $__________________ of Second Lien Notes

Holdings: $__________________ of Unsecured Notes

Holdings: $__________________ of Other Debt

[Signature page to joinder Agreement]